                                                                       Exhibit C



                                             September 24, 1998


Candie's, Inc.
Attn: Neil Cole, Chairman
2975 Westchester Avenue
Purchase, NY 10577

          Re:  LOCK-UP AGREEMENT

Gentlemen:

          In connection with the acquisition of all of the outstanding capital stock (the "Transaction") of Caruso & Co., Inc. ("Caruso & Co.") by a wholly-owned subsidiary of Candie's, Inc. (the "Company") pursuant to the stock purchase agreement of even date herewith (the "Purchase Agreement") among the Company, its subsidiary, Caruso & Co. and the undersigned former stockholders of Caruso & Co. (the "Undersigned"), and as a condition of the Transaction, each of the Undersigned, in consideration for the issuance to them of shares of the Company's Common Stock in accordance with the terms of the Purchase Agreement, hereby covenants and agrees:

          1. From the date hereof (the "Effective Date") until the first anniversary of the Effective Date, not to, directly or indirectly, sell, offer for sale, assign, transfer, hypothecate, encumber, pledge, contract to sell, grant an option to purchase or otherwise dispose of any of the shares of common stock of the Company acquired in connection with the Purchase, all as more particularly set forth in the Schedule annexed hereto (the "Company Securities"), in any manner whatsoever, pursuant to Rule 144 of the rules and regulations promulgated under the Securities Act of 1933, as amended, or otherwise.

          2. Each of the undersigned hereby consents to the Company giving the transfer agent for its Common Stock written stop-transfer instructions consistent with the provisions of paragraph 1 hereof.

          3. It is intended by the parties to the Transaction that this Agreement, shall be a valid and binding restriction on transfer of securities within the meaning of Section 202 of the Delaware General Corporation Law ("DGCL") (or any successor provisions). Accordingly, each of the undersigned consents to the placement of an appropriate legend upon any certificates

Candies, Inc.
September 24, 1998
Page 2

evidencing its Company Securities, as contemplated by Section 202(a) of the DGCL (or any related or successor provisions) and, upon request by the Company, the undersigned will submit the certificates representing its Company Securities for legending in accordance with this Agreement.

          4. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without regard to its choice of law principles.

          5. This Agreement constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          6. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                   Very truly yours,



Dated:  September 24, 1998              /s/ Michael Caruso
       ---------------------           -------------------------------------
                                       Michael Caruso, as trustee of the
                                       Claudio Trust dated February 2, 1990,
                                       stockholder




Dated:  September 24, 1998              /s/ Gene Montesano
       ---------------------           -------------------------------------
                                       Gene Montesano, stockholder

Candies, Inc.
September 24, 1998
Page 3


                 SCHEDULE OF COMPANY SECURITIES BEING LOCKED UP


          Stockholder                        Number of Company Securities
          -----------                        ----------------------------
          Michael Caruso, as Trustee              1,475,806 shares
          of the Claudio Trust dated
          February 2, 1990

          Gene Montesano                            491,936 shares
